NOTE

February 27, 2006

For value received, TRACKPOWER, INC., a Wyoming corporation, having an office at 67 Wall Street, New York, New York 10005 (“Maker”) promises to pay to the order of SOUTHERN TIER ACQUISITION II, LLC, having an office at 125 Park Avenue, New York, New York 10017 (“Payee”), or at such other place as may be designated in writing by the holder of this Note, the principal sum of One Million Five Hundred Sixteen Thousand Six Hundred Sixteen and 00/100 Dollar ($1,516,616.00). The entire principal amount shall be due and payable, with interest at the rate of Twelve Percent (12%) per annum, on May 29, 2006.

AND IT IS EXPRESSLY AGREED AS FOLLOWS:

1. This Note and an Assignment of even date herewith made by Maker and given to Payee, covering a certain percentage of Maker’s membership interests in American Racing and Entertainment, LLC, a New York limited liability company, (the “Assignment”), the agreements, covenants and conditions of which are made a part hereof to the same extent and with the same force and effect as if fully set forth herein, and Maker covenants and agrees to keep and perform them, or cause them to be kept and performed. The percentage of membership interests assigned is calculated as follows: $1,516,616.00 (the amount of this Note) divided by $5,983,984.00 (the amount of TrackPower’s equity in American Racing) = 23%.

2. The principal sum evidenced by this Note, together with any other sums due hereunder shall become due, at the option of Payee, on the happening of any default in complying with the terms of this Note. Failure to exercise such option shall not constitute a waiver of the right to exercise same in the event of any subsequent default.

3. This Note may be pre-paid in partial payments, without penalty.

4. In furtherance of the obligations of the Maker hereof, the Maker assigns unto the Payee the above referenced membership interests of the Maker to hold IN ESCROW for the term of this Note under the terms and conditions of the above-referenced Assignment and the Escrow Agreement signed by Maker and Payee.

5. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

6. The remedies of the holder hereof as provided herein or in the Assignment shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as occasion therefore shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

7. Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by the holder hereof under the terms of this Note, or of the Assignment, as well as all benefits which may accrue to Maker by virtue of any present or future laws exempting the Assignment property, or any property, real or personal, or any part of the proceedings arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note or in any action to enforce the Assignment, exemption from civil process, or extension of time for payment.

9. Maker hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that Maker’s liability shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the holder hereof. Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by holder hereof with respect to the payment or other provisions of this Note, and to the release of the collateral or any part thereof, with or without substitution.

10. Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth in the writing. A waiver of one event shall not be constructed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

11. Any notice, demand, request or other communication which Maker or the holder of this Note desires to give to the other hereunder shall be deemed sufficient if in writing and mailed by certified mail, return receipt requested, postage prepaid in the United Sates, addressed to the address hereinabove set forth or to such other address as either party may hereafter designate in writing, and shall be deemed given when mailed.

12. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of the holder hereof in order to effect the provisions of this Note.

13. THIS NOTE WILL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. THE MAKER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED BY MAILING A COPY THEREOF TO THE MAKER BY NATIONALLY RECOGNIZED OVERNIGHT COURIER WITH NO RECEIPT REQUIRED.

14. MAKER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE.

15. If it becomes necessary to employ counsel to collect this obligation or to protect the security hereof, whether or not suit be brought, Maker agrees to pay attorneys’ fees and disbursements, including fees and disbursements on appeal.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year first above written.

MAKER:
TRACKPOWER, INC.
By:
Edward M. Tracy, President

STATE OF PENNSYLVANIA	)
) Ss:.
COUNTY OF	)

On the ___ day of February, 2006, before me, the undersigned, personally appeared Edward M. Tracy personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument and that such individual made such appearance before the undersigned in the City of Philadelphia, County of ________, State of Pennsylvania.

______________________________
Notary Public